EXHIBIT 3


Stockholders                                           Shares            Options
------------                                           ------            -------
Paul and Marcia Cook Living Trust                     247,590
Paul Cook                                                                 54,000
Warren Cook                                           143,627             54,000
Michael Cushman                                           509             43,475
Trust for the Benefit of Robert McGill                  7,000
Robert McGill III                                      39,000
James McGrath                                          14,000             24,000
Trust for the Benefit of the Montopoli Children         4,500
Duane Montopoli                                        58,000            124,500
Moosa E. Moosa                                         12,000             72,000
Nicholas Pappas                                        10,000             74,000
Thomas C. Platt III                                     1,480             57,000
Charles Tilgner III                                     2,782             35,050
John Verbicky                                           2,500            212,000